Two Rivers Amends its Agreement to Purchase Three Hemp-focused Companies

DENVER, Colorado – April 16, 2019 – Two Rivers Water & Farming Company (“Two Rivers” OTCQB: TURV) on February 21, 2019 entered into an agreement (“Agreement”) to purchase three hemp-focused businesses. The companies that are planned to be acquired are Vaxa Global, LLC (“Vaxa”); Ekstrak Labs, LLC (“Ekstrak”), and Gramz Holdings, LLC (“Gramz”); together referred to as “Acquired Companies”.

Part of this Agreement required the closing to occur on or before April 15, 2019, unless extended by mutual consent of all parties. All parties have agreed to extend the closing to now occur on or before May 31, 2019. A posting of this amendment will be filed in Form 8-K with the United States Securities and Exchange Commission.

“Both parties are working diligently to gather all required documents including working with the Acquired Companies in their audit process,” commented Wayne Harding the CEO of Two Rivers. “All parties remain committed to consummate this transaction. We don’t anticipate this delay will interfere with our joint hemp efforts in 2019.”

About Two Rivers

Two Rivers (www.2riverswater.com) assembles its water assets by acquiring land with senior water rights. Two Rivers focuses on development and redevelopment of infrastructure for water management and delivery. Water is one of the most basic, core assets. Two Rivers’ first area of focus is in the Huerfano-Cucharas river basin in southeastern Colorado. Two Rivers’ long-term strategy focuses on the value of our water assets and how to monetize water for the benefit of its stakeholders, including communities near where its water assets are located. Currently, Two Rivers is focused on expanding their agriculture activity through growing hemp along with development and rehabilitation of its water assets.

About Vaxa Global, LLC

Vaxa Global, LLC (www.vaxaglobal.com) distributes Canadian grown patented-processed hemp for CBD extraction within the United States to states that are approved to extract CBD. Vaxa hemp is 100% organic, non-GMO, solvent free, THC free, 100% food-grade edible, and has the Canadian Department of Agriculture Hemp Seal of Approval. Vaxa plans to expand their agricultural activities to the Western United States. Vaxa Global has transitioned from one of the first industrial hemp distributors/farmers/manufactures from Canada into the US. Through its wholly owned subsidiary, GRAMZ, is known for high quality hemp and CBD products.

About Ekstrak Labs, LLC

Ekstrak Labs, LLC. (www.ekstraklabs.com) is an emerging company in the extraction industry, dedicated to creating high quality extraction labs around the United States. Eskstrak builds state-of-the-art facilities with machinery that is proven to deliver optimal extraction results. Eskstrak offers joint venture partnerships for brand diversification into various products that are top performers in the marketplace. Ekstrak’s R&D division creates innovative product lines for our affiliated brands as well as white label wholesale products.

About Gramz Holdings, LLC

Gramz Holdings, LLC (www.getgramz.com) is a leading supplier, and first-to-market Nature’s Whole Spectrum™, natural whole plant compounds in delivery systems committed to maintaining the composition of the plant’s natural source and state. Gramz™ was founded to honor and respect the true medicinal and therapeutic value of hemp’s whole plant composition. Through their commitment to providing research-based products that maintain the integrity of their natural source, Gramz™ continuously evolves as technology presents itself, and educates people on the fundamental benefits of whole plant compounds. Gramzs™ products include Gramz Whole Plant Matrix™ Sublingual Drops and Gramz Herbal Topical, with R&D in progress for pain relief, sleep and anxiety products as well as pet-health-based products.

Forward-Looking Statements

The second and third paragraph of this news release contains “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statement due to numerous factors, including Two Rivers’ potential inability to complete the proposed acquisition and the inherent uncertainties associated with developing and acquiring land and water resources. There can be no assurance that Two Rivers will be able to operate in accordance with its business plans. The forward-looking statements are made as of the date of this news release, and Two Rivers assumes any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Contact:

Carl - Investor Relations

Two Rivers Water & Farming Company

(410) 493-4876

mailto: info@2riverswater.com